SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                              MEREDITH CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                           [LOGO] MEREDITH CORPORATION

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                NOVEMBER 13, 2000

                               ------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of holders of common stock and class B stock of Meredith Corporation (hereinafter called the "Company") will be held at the Company's principal executive offices, 1716 Locust Street, Des Moines, Iowa 50309-3023, on Monday, November 13, 2000, at 10:00 A.M., local time, for the following purposes:

     (1)  To elect four Class II directors for terms expiring in 2003.

     (2)  To elect one Class III director for a term expiring in 2001.

     (3) To consider and act upon a proposal to approve an amendment to the Company's 1996 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 2,500,000 shares.

     (4) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     By resolution of the Board of Directors, only holders of record of the Company's common stock and class B stock at the close of business on September 7, 2000, are entitled to notice of and to vote at the meeting or at any adjournment or adjournments thereof.


                                       By Order of the Board of Directors,

                                               /s/ John S. Zieser

                                                 JOHN S. ZIESER
                                        VICE PRESIDENT -- GENERAL COUNSEL
                                                 AND SECRETARY

Des Moines, Iowa
September 25, 2000

PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD(S) IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. A PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION IS APPRECIATED.

                           [LOGO] MEREDITH CORPORATION

                               ------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 13, 2000

                               ------------------


                                  INTRODUCTION

     This Proxy Statement is being sent to stockholders on or about September 25, 2000, in connection with the solicitation of proxies by the Board of Directors of Meredith Corporation (the "Company") to be used in voting at the Annual Meeting of holders of common stock and class B stock of the Company to be held at the Company's principal executive offices, 1716 Locust Street, Des Moines, Iowa 50309-3023, on Monday, November 13, 2000, at 10:00 A.M., local time, and at any adjournment or adjournments thereof.

     YOU ARE REQUESTED TO SIGN AND COMPLETE THE ENCLOSED PROXY CARD(S) AND RETURN IT (THEM) IN THE ENCLOSED ENVELOPE.

     Proxies in such form, if duly signed and received in time for voting, will be voted in accordance with the directions of the stockholders. If no instructions are specified in a proxy, the proxy will be voted by the proxy holders FOR the election as directors of the nominees hereinafter named, FOR the proposal to approve the amendment to the Company's 1996 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 2,500,000 shares, and in their discretion upon such matters not presently known or determined that may properly come before the meeting.

     The affirmative vote of a majority of the total number of votes entitled to be cast represented by shares present in person or by proxy, a quorum being present, is required to elect directors, to approve an amendment to the 1996 Stock Incentive Plan and to approve any other matters that may properly come before the meeting. Proxies relating to "street name" shares that are voted on certain matters, but not on other matters ("broker non-votes") will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will be treated as shares entitled to vote only as indicated. Broker non-votes will have no effect on any proposal at this annual meeting.

     YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

     The giving of a proxy does not preclude the right to vote in person or by means of a subsequent proxy should the person giving the proxy so desire. Any proxy may be revoked by giving notice to the Company in writing prior to the meeting or in open meeting, but such revocation shall not affect any vote previously taken.

     The expense of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the notice, proxy and Proxy Statement and the reasonable costs of brokers, nominees and fiduciaries in supplying proxies to beneficial owners, will be paid by the Company. The solicitation will be made by use of the mail, through brokers and banking institutions, and by officers and regular employees of the Company.


                             SHARES ENTITLED TO VOTE

     Each holder of record of common stock at the close of business on September 7, 2000, is entitled to one vote per share so held on all matters to come before the meeting. At the close of business on September 7, 2000, there were outstanding and entitled to vote at the Annual Meeting, 39,349,187 shares of common stock of the Company. Each holder of record of class B stock at the close of business on September 7, 2000, is entitled to ten votes per share so held on all matters to come before the meeting.

At the close of business on September 7, 2000, there were outstanding and entitled to vote at the Annual Meeting, 10,829,841 shares of class B stock of the Company, for a total of 147,647,597 votes.

     In determining whether a quorum exists at the Annual Meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions (including votes to "withhold authority" to vote in certain cases), will be counted. Abstentions with respect to a particular proposal will be counted as part of the base number of votes to be used in determining if that particular proposal has received the requisite percentage of base votes for approval, while broker non-votes will not be counted in such base for each proposal. Therefore, an abstention will have the same practical effect as a vote "against" such proposal, while a broker non-vote will have no effect. If an individual has signed a proxy card but failed to indicate a vote "for," "against," or "withhold authority," such proxy will be voted FOR the election as directors of the nominees therein named and FOR the proposal to approve the amendment to the Company's 1996 Stock Incentive Plan, and in their discretion upon such matters not presently known or determined that may properly come before the meeting.


                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     Under regulations of the Securities and Exchange Commission, persons who have power to vote or to dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial owners of such shares.

     Set forth below is information as of July 31, 2000, concerning security ownership by each person who is known to management to be the beneficial owner of more than 5% of any class of the Company's voting securities, and security ownership by management.

                                                       COMMON STOCK OWNED (1)           CLASS B STOCK OWNED (2)
                                                 --------------------------------  --------------------------------
                                                 SOLE VOTING     SHARED            SOLE VOTING     SHARED
                                                      OR        VOTING OR               OR       VOTING OR
                                                  INVESTMENT   INVESTMENT    % OF   INVESTMENT   INVESTMENT    % OF
NAME AND ADDRESS                                    POWER         POWER     CLASS      POWER        POWER     CLASS
----------------                                 -----------   ----------   -----  -----------   ----------   -----
(a) BENEFICIAL OWNERS OF MORE THAN 5%

    E. T. Meredith III, Director (3)(4)(6) ......  1,118,894     274,400     19%    7,061,552      302,836      68%
     1716 Locust Street
     Des Moines, Iowa 50309-3023

    Frederick B. Henry, Director (3)(6)(9) ......    716,801     469,608      5%       52,063      887,826      9%
     100 West Hallam Street
     Aspen, Colorado 81611

    Trimark Investment Management, Inc. .........          0   3,622,000      9%            0            0      0
     1 First Canadian Place -- 5600
     Toronto, CN M5X 1E5

    Franklin Mutual Advisers, Inc. ..............          0   2,614,259      7%            0            0      0
     51 John F. Kennedy Parkway
     Short Hills, NJ 07088

(b) DIRECTORS, NOT LISTED ABOVE, INCLUDING
    NOMINEES, AND NAMED EXECUTIVE OFFICERS

    Leo R. Armatis, Vice President --
     Corporate Relations (4)(5)(7) ..............    176,009      29,080      *           771            0      *
    Herbert M. Baum, Director (6)(9) ............     27,250           0      *             0            0      0
    Mary Sue Coleman, Director (6) ..............      8,266           0      *             0            0      0
    Christina A. Gold, Director (9) .............      2,191           0      *             0            0      0
    Joel W. Johnson, Director (6)(9) ............     29,164           0      *             0            0      0
    William T. Kerr, Director,
     Chairman and CEO (4)(5)(7)(10) .............    734,473      15,000      2%            0            0      0
    Stephen M. Lacy, President --
     Interactive and Integrated Marketing
     Group (5)(7)(10) ...........................     56,450           0      *             0            0      0
    Robert E. Lee, Director (6)(9) ..............     41,396           0      *         2,800            0      *

                                                      COMMON STOCK OWNED (1)            CLASS B STOCK OWNED (2)
                                                 --------------------------------  --------------------------------
                                                 SOLE VOTING     SHARED            SOLE VOTING     SHARED
                                                      OR        VOTING OR               OR       VOTING OR
                                                  INVESTMENT   INVESTMENT    % OF   INVESTMENT   INVESTMENT    % OF
NAME AND ADDRESS                                    POWER         POWER     CLASS      POWER        POWER     CLASS
----------------                                 -----------   ----------   -----  -----------   ----------   -----
    Richard S. Levitt, Director (4)(6)(9) .......     50,452      24,000      *             0       24,000      *
    Christopher M. Little, Corporate Senior
     Vice President and President --
     Publishing Group (4)(5)(7) .................    495,778      13,600      1%            0            0      0
    Philip A. Marineau, Director (6) ............      6,051           0      *             0            0      0
    Mell Meredith Frazier, Director Nominee
     Director of Corporate Planning (3)(4)(5) ...     94,136     112,000      1%       90,708            0      *
    Nicholas L. Reding, Director (6)(9) .........     39,026           0      *             0            0      0
    Jack D. Rehm, Director (4)(6)(9) ............    486,580      10,068      1%       45,457        1,344      *
    John S. Zieser, Vice President -- General
     Counsel & Secretary (5)(7)(10) .............     33,573           0      *             0            0      0

(c) ALL DIRECTORS AND EXECUTIVE OFFICERS AS A
    GROUP (3)(4)(5)(6)(7)(8)(9)(10)
    (18 persons) ................................  4,058,944     835,756     28%    7,162,643    1,216,006     77%

--------------------------
*Less than one percent.

(1) Shares listed in the table under "Common Stock Owned" do not include shares of common stock deemed to be owned by the stockholder as a result of the stockholder's ownership of class B stock which is convertible, share for share, into common stock. However, the calculation of "% of Class" includes such shares deemed to be owned. If such shares were not included in the calculations, the Common Stock ownership percentages would be: Mr. E. T. Meredith III, 4%; Mr. Frederick B. Henry, 3%; the other individuals' ownership percentages would be unchanged, and the ownership percentage in
     (c) All directors and executive officers as a group, would be 11%.

(2) Class B stock is not transferable except to members of the family of the holder and certain other related entities. Class B stock, however, is convertible, share for share, at any time into fully transferable common stock without the payment of any consideration.

(3) Includes shares owned by various trusts. The inclusion of these shares is not to be taken as an admission by the named stockholder of beneficial ownership of these shares for any other purpose.

(4) Includes shares beneficially owned by spouses and relatives living in the same home with the named individuals, and includes shares owned by family partnerships.

(5) Includes shares held by Wells Fargo, as trustee under the Meredith Savings and Investment Plan for the benefit of certain officers, which shares are voted by the trustee only at the direction of the individual plan participants.

(6) Includes shares which are subject to presently exercisable stock options or options exercisable within 60 days following July 31, 2000, by non-employee directors under the Company's 1993 Stock Option Plan for Non-Employee Directors as follows: 24,000 shares each for Messrs. Robert E. Lee, Richard
     S. Levitt and Nicholas L. Reding; 20,000 shares each for Messrs. Herbert M. Baum and Joel W. Johnson; 6,000 shares each for Dr. Mary Sue Coleman and Messrs. Frederick B. Henry and Jack D. Rehm; 2,000 shares each for Messrs. Philip A. Marineau and E. T. Meredith III; and an additional 464,056 shares for Mr. Rehm under the Company's 1992 and 1996 Stock Incentive Plans.

(7) Includes shares which are subject to presently exercisable stock options or options exercisable within 60 days following July 31, 2000, by executive officers under the Company's 1992 and 1996 Stock Incentive Plans as follows: 600,702 shares for Mr. William T. Kerr; 461,456 shares for Mr. Christopher M. Little; 166,536 shares for Mr. Leo R. Armatis; 45,600 shares for Mr. Stephen M. Lacy and 18,000 shares for Mr. John S. Zieser.

 (8) Includes 1,905,150 shares which are subject to presently exercisable stock options or options exercisable within 60 days following July 31, 2000, by the directors and executive officers as a group.

 (9) Includes stock equivalents held by the non-employee directors under the Company's 1990 Restricted Stock Plan for Non-Employee Directors as follows (rounded to the closest whole number): 9,636 shares for Mr. Richard S. Levitt; 7,324 shares for Mr. Robert E. Lee; 7,250 shares for Mr. Herbert
     M. Baum; 4,958 shares for Mr. Joel W. Johnson; 3,473 shares for Mr. Nicholas L. Reding; 1,946 shares for Mr. Jack D. Rehm; 1,449 shares for Mr. Frederick B. Henry and 991 shares for Ms. Christina A. Gold; for an aggregate total of 37,027 shares.

(10) Includes stock equivalents held by the executive officers under the Company's 1996 Stock Incentive Plan as follows (rounded to the closest whole number): 43,719 shares for Mr. William T. Kerr and 3,046 shares each for Messrs. Stephen M. Lacy and John S. Zieser; for an aggregate total of 49,811 shares.

                              ELECTION OF DIRECTORS

     The Restated Articles of Incorporation provide that the Board of Directors shall consist of not fewer than three nor more than 15 persons, as may be provided by the Bylaws, to be divided into three classes, each class to consist, as nearly as may be possible, of one-third of the total number of directors. The Bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors. The last resolution provided for 12 directors. The proxies cannot be voted for a greater number of persons than the number of nominees named herein.

     Listed below are the four persons who have been nominated as Class II directors to serve three-year terms to expire in 2003. All Class II nominees are currently serving as directors and were previously elected by the stockholders. In addition, Ms. Mell Meredith Frazier has been nominated as a Class III director by the Board of Directors to fill the vacancy which will be created by Mr. Richard S. Levitt's retirement from the Board, effective as of the date of the Annual Meeting. Ms. Frazier is the daughter of E. T. Meredith III. Should any of these nominees become unable to serve prior to the upcoming Annual Meeting, an event which is not anticipated by the Company, the proxies, except those from stockholders who have given instructions to withhold voting for the following nominees, will be voted for such other person as the Compensation/Nominating Committee may nominate. Certain information concerning each of the four nominees for Class II directors, Ms. Frazier and each of the continuing directors is set forth below.


                 NOMINEES FOR ELECTION AS CLASS II DIRECTORS --
                             TERMS TO EXPIRE IN 2003

                                YEAR
                            FIRST ELECTED     PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
      NOMINEE          AGE  AS A DIRECTOR   DURING THE PAST FIVE YEARS AND OTHER INFORMATION
---------------------  ---  -------------   -------------------------------------------------
Herbert M. Baum         63      1994        Chairman, President and Chief Executive Officer
                                            of The Dial Corporation (manufacturer and
                                            marketer of consumer products), August 2000 to
                                            present; President and Chief Operating Officer,
                                            HASBRO, Inc. (toy manufacturer), 1999 to August
                                            2000; Chairman and Chief Executive Officer,
                                            Quaker State Corporation, July 1995 to 1998;
                                            Chairman, President and Chief Executive Officer,
                                            Quaker State Corporation, 1993 to June 1995. Mr.
                                            Baum is a director of Whitman Corporation; Midas,
                                            Inc.; The Dial Corporation; Fleming Cos., Inc.
                                            and Action Performance Companies, Inc.

Frederick B. Henry      54      1969        President, The Bohen Foundation (private
                                            charitable foundation), 1985 to present.

William T. Kerr         59      1994        Chairman and Chief Executive Officer, Meredith
                                            Corporation, January 1998 to present; President
                                            and Chief Executive Officer, Meredith
                                            Corporation, January 1997 to December 1997;
                                            President and Chief Operating Officer, Meredith
                                            Corporation, July 1994 to December 1996. Mr. Kerr
                                            is a director of Principal Mutual Holding
                                            Company; Storage Technology Corporation and
                                            Maytag Corporation.

Nicholas L. Reding      65      1992        Chairman, Nidus Center for Scientific Enterprise
                                            (plant science and biotechnology business), 1999
                                            to present; Vice Chairman, Monsanto Company, 1992
                                            to 1998. Mr. Reding is a director of
                                            International Multifoods Corporation; CPI
                                            Corporation and EpicEdge Inc.

                 NOMINEE FOR ELECTION AS A CLASS III DIRECTOR --
                             TERM TO EXPIRE IN 2001

                                YEAR
                            FIRST ELECTED     PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
      NOMINEE          AGE  AS A DIRECTOR   DURING THE PAST FIVE YEARS AND OTHER INFORMATION
---------------------  ---  -------------   -------------------------------------------------
Mell Meredith Frazier   44     Nominee      Director of Corporate Planning, Meredith
                                            Corporation, October 1999 to present; Vice
                                            President, Meredith Corporation Foundation,
                                            September 1999 to present; Financial Analyst,
                                            Meredith Corporation, July 1995 to October 1999.

            DIRECTORS CONTINUING IN OFFICE AS CLASS III DIRECTORS --
                             TERMS TO EXPIRE IN 2001

                                YEAR
                            FIRST ELECTED     PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
      NOMINEE          AGE  AS A DIRECTOR   DURING THE PAST FIVE YEARS AND OTHER INFORMATION
---------------------  ---  -------------   -------------------------------------------------
Mary Sue Coleman        56      1997        President, The University of Iowa, 1995 to
                                            present; Provost, University of New Mexico, 1993
                                            to 1995. Dr. Coleman is a director of Gaylord
                                            Container Corporation.

Joel W. Johnson         57      1994        Chairman, President and Chief Executive Officer,
                                            Hormel Foods Corporation (producer and marketer
                                            of meat and food products), December 1995 to
                                            present; President and Chief Executive Officer,
                                            Hormel Foods Corporation, 1993 to December 1995.
                                            Mr. Johnson is a director of Hormel Foods
                                            Corporation; Ecolab, Inc. and US Bancorp.

E. T. Meredith III      67      1966        Chairman of the Executive Committee, Meredith
                                            Corporation, 1988 to present.


             DIRECTORS CONTINUING IN OFFICE AS CLASS I DIRECTORS --
                             TERMS TO EXPIRE IN 2002

                                YEAR
                            FIRST ELECTED     PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
      NOMINEE          AGE  AS A DIRECTOR   DURING THE PAST FIVE YEARS AND OTHER INFORMATION
---------------------  ---  -------------   -------------------------------------------------
Christina A. Gold       53      1999        Vice-Chairman and Chief Executive Officer, Excel
                                            Communications, Inc. (telecommunications
                                            services provider), September 1999 to present;
                                            President and founder of The Beaconsfield Group
                                            (an advisory firm specializing in global direct
                                            selling and marketing/distribution), February
                                            1998 to September 1999; Executive Vice President
                                            (global direct selling), Avon Products, Inc.,
                                            1997 to February 1998; President, Avon North
                                            America, 1993 to 1997. Ms. Gold is a director of
                                            ITT Industries, Inc. and Torstar Corporation.

Robert E. Lee           65      1982        President, Glacier Properties, Inc. (private
                                            investment firm), 1986 to present; Executive
                                            Director, Emeritus, The Denver Foundation
                                            (community foundation), 1996 to present;
                                            Executive Director, The Denver Foundation, 1989
                                            to 1996; Chairman and CEO, First Interstate Bank
                                            of Denver, 1980 to 1989. Mr. Lee is a director of
                                            Storage Technology Corporation; Source Capital
                                            Corporation; ING North America Insurance
                                            Holdings, Inc. and Financial Investors Trust.

Philip A. Marineau      53      1998        President and Chief Executive Officer, Levi
                                            Strauss & Co., (worldwide brand apparel company),
                                            September 1999 to present; President and Chief
                                            Operating Officer, Pepsi-Cola North America
                                            (worldwide beverage division of Pepsico),
                                            December 1997 to September 1999; President, Dean
                                            Foods, January 1996 to October 1997; President
                                            and Chief Operating Officer, The Quaker Oats
                                            Company, 1993 to December 1995. Mr. Marineau is a
                                            director of Levi Strauss & Co.

Jack D. Rehm            67      1988        Chairman of the Board-Retired, Meredith
                                            Corporation, January 1998 to present; Chairman of
                                            the Board, Meredith Corporation, July 1992 to
                                            December 1997; Chief Executive Officer, Meredith
                                            Corporation, February 1989 to December 1996. Mr.
                                            Rehm is a director of ING Mutual Funds Management
                                            Co., LLC; International Multifoods Corporation
                                            and Star Tek, Inc.

                                BOARD COMMITTEES

     There are five standing committees of the Board of Directors:

     AUDIT COMMITTEE. The members of this committee are Messrs. Levitt (Chairman), Baum and Marineau, Ms. Gold and Dr. Coleman. The committee is composed entirely of non-employee directors, each of whom meets the "independence" requirement of the New York Stock Exchange ("NYSE"). Pursuant to the Company's Audit Committee Charter, each member of the committee, in addition to meeting the "independence" requirement, must be "financially literate" as contemplated under the NYSE rules. The committee assists the Board of Directors in fulfilling its oversight responsibilities as they relate to the Company's accounting policies and internal controls, financial reporting practices and legal and regulatory compliance. In addition, the committee maintains through regularly scheduled meetings, a line of communication between the Board of Directors and the Company's financial management, internal auditors and independent accountants.

     COMPENSATION/NOMINATING COMMITTEE. The members of this committee are Messrs. Lee (Chairman), Henry, Levitt and Reding. The committee is composed entirely of non-employee directors. The committee reviews and approves changes in corporate officers' salaries and salary administration plans and programs, approves prior to adoption any management incentive, bonus or stock plans or agreements and administers such plans as required. The committee also nominates directors to serve on the Board. The committee will consider stockholder recommendations for directors sent to the Compensation/Nominating Committee, c/o Mr. Leo R. Armatis, Meredith Corporation, 1716 Locust Street, Des Moines, Iowa 50309-3023.

     EXECUTIVE COMMITTEE. The members of this committee are Messrs. Meredith (Chairman), Kerr, Lee, Levitt and Rehm. The committee has, during intervals between meetings of the Board in cases in which specific directions have not been given by the Board of Directors, all the authority of the Board in management of the Company's business, except for certain matters set forth in the Bylaws including the authority to declare dividends or other distributions; fill vacancies on the Board of Directors or any committee thereof; adopt, amend or repeal the Bylaws; or make fundamental changes in the corporate structure of the Company.

     FINANCE COMMITTEE. The members of this committee are Messrs. Reding (Chairman), Baum, Johnson, Lee and Rehm. The committee advises the Board with respect to corporate financial policies and procedures, dividend policy, specific corporate financing plans and annual operating and capital budgets. It also provides financial advice and counsel to management, appoints depositories of corporate funds and specifies conditions of deposit and withdrawal, supervises corporate investment portfolios and reviews capital expenditure requests by management within the limits established by the Board.

     PENSION COMMITTEE. The members of this committee are Messrs. Henry (Chairman), Johnson and Marineau, Ms. Gold and Dr. Coleman. The committee reviews pension plans and amendments to ascertain that they are being administered in accordance with their terms and are providing authorized benefits. It also reviews levels and types of benefits and recommends changes. The committee recommends to the Board investment objectives for pension funds, reviews the performance of the funds and recommends to the Board such committees it deems desirable for the administration of the pension plans.

     During fiscal year 1999-2000 the full Board met four times, the Compensation/Nominating Committee met five times, the Audit and Finance Committees each met four times, the Executive Committee met two times and the Pension Committee met once. All directors attended at least 75% of all meetings of the full Board and the respective committees on which they served during fiscal year 1999-2000.

     Non-employee directors receive a $35,000 annual retainer with an additional $3,000 annual retainer for committee chairpersons. Under the 1990 Restricted Stock Plan for Non-Employee Directors, as amended (the "1990 Plan"), non-employee directors have the opportunity to receive either all or 50% of the annual retainer (including the chairperson retainer) in either restricted stock or stock equivalents equal to 105% of the amount of the annual retainer converted. Each new non-employee director receives 1,200 shares of restricted stock upon election to the Board. The restricted stock vests on the fifth anniversary of the date of the grant. During fiscal year 1999-2000, all non-employee directors, with three exceptions, elected to receive all or 50% of their retainer in restricted stock or stock equivalents.

     The 1993 Stock Option Plan for Non-Employee Directors, as amended (the "1993 Plan"), is a further encouragement of directors' ownership of the Company's stock. Each non-employee director receives an option to purchase 6,000 shares of Company common stock on the day following the Annual Meeting of Stockholders at an exercise price equal to the average of the high and low market prices on the date of the grant. The options become exercisable one-third per year over a three-year period beginning on the first anniversary of the grant date. The options expire on the tenth anniversary of the grant date.

     Employee directors receive no compensation for Board service. Pursuant to a consulting agreement, Mr. Jack D. Rehm, former Chairman of the Board and a current director, receives not less than $150,000 per year through December 31, 2000. During the 1999-2000 fiscal year, Mr. Rehm received $150,000 under this consulting agreement.


                      REPORT OF THE COMPENSATION/NOMINATING
                       COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation/Nominating Committee reviews, considers and approves changes in the compensation of the Company's officers. The Committee administers various stock and other compensation-related plans provided for the benefit of the Company's officers, directors, and other key managers, with the purpose of encouraging the participants to achieve the Company's performance goals and to align the interests of the participants with the interests of the Company's stockholders. The Compensation/Nominating Committee is composed entirely of independent outside directors. There are no Compensation/Nominating Committee interlocks and there is no insider participation on the Committee. The Committee has provided the following report on executive compensation for inclusion in this Proxy Statement:

COMPENSATION PHILOSOPHY

     The Company's executive compensation philosophy has the following objectives:

     (1) To provide compensation opportunities competitive with those available at comparable firms in the specific industries in which the Company conducts its businesses and the national marketplace;

     (2) To provide the opportunity to earn beyond competitive levels if superior operating performance and stockholder returns are achieved;

     (3) To design incentives that balance the need to meet or exceed annual operating plans with the need for long-term business growth and to provide superior stockholder returns;

     (4) To provide clear, controllable and measurable objectives for the executives to meet; and

     (5) To attract, retain and motivate top caliber executives in each market segment in which the Company competes.

     Pay for performance, which is directly linked to both short-term and long-term compensation, is the foundation of the compensation program for the Company's CEO and other executive officers.

     Section 162(m) of the Internal Revenue Code limits the deductibility of certain items of compensation paid to the CEO and to each of the named executive officers to $1,000,000 annually. The Committee believes that it is in the best interests of the Company to receive maximum tax deductibility for compensation paid to the CEO and the other executive officers under Section 162(m). The Committee has adopted or approved appropriate changes to the Company's long-term and short-term incentive programs to provide for the deductibility of compensation received under the plans, but reserves the right to provide for compensation to the CEO and other executive officers that may not be deductible, if determined to be in the best interests of the Company and the stockholders.

CEO AND EXECUTIVE OFFICER COMPENSATION PROGRAM ELEMENTS

     Periodic media and general industry competitive market reviews of executive compensation are conducted with the assistance of outside compensation consultants. The Company's compensation program strives to be competitive in relation to the market data available. The Committee strives to establish CEO and other executive officer base salaries within the mid-range of the market survey data.

Short-term and long-term incentive targets are set in the same manner. Compensation beyond the mid-range may be awarded from time to time based upon individual performance.

     BASE SALARY. Salaries for the CEO and executive officer group are based on the marketplace value of each job and on individual contributions and performance. The performance of the CEO and each executive officer is reviewed annually by the Committee. Salary increases are based primarily on the annual merit reviews. The rates of increase are tied to both individual performance and general executive compensation trends.

     Mr. Kerr's annual base salary, pursuant to his employment contract, was $650,000 for the 1999-2000 fiscal year. Mr. Kerr's salary is within the mid-range of salaries for comparable positions as reported in the market survey data.

     SHORT-TERM INCENTIVE PROGRAM. The Company's Management Incentive Plan provides the CEO and other executive officers with an annual incentive to attain established financial and overall performance targets. For the 1999-2000 fiscal year, at least 85% of the incentive awards to the CEO and all other executive officers was based on specific financial targets relating to earnings and cash flow, with the balance relating to predetermined qualitative organizational objectives.

     The goals for each participant are reviewed and revised annually in connection with the approval of the budget for the upcoming fiscal year. For the 1999-2000 fiscal year, the incentive payments for goal achievement for the CEO were set at 55% of base salary for achieving target and up to 137.5% of base salary for achieving performance above target. The incentive payments for the other executive officers were 45% for achieving target and up to 112.5% for achieving performance above target. At each quarterly meeting of the Committee, the progress of the CEO and other executive officers toward meeting the quantitative goals established for the fiscal year was reviewed.

     For the 1999-2000 fiscal year, the Company exceeded the target financial performance goals established by the Committee at the beginning of the year for Mr. Kerr to receive his incentive award. Mr. Kerr received an incentive award of $836,000. The award was determined primarily by the fact that the Company significantly exceeded budgeted earnings and cash flow. Other factors considered by the Committee in determining the award were the further strengthening of the Company's core businesses, the continued strength of the Company's return on equity and growth in earnings per share.

     For the 1999-2000 fiscal year, the other executive officers named in this Proxy Statement received incentive awards totaling $1,400,929. For such officers (other than operating group presidents), the awards were based on the Company surpassing financial targets for earnings and cash flow and in recognition of the achievement of qualitative goals. For the operating group presidents, the awards were based on the relevant groups surpassing their respective financial targets for earnings and cash flow, the Company surpassing financial targets for earnings, and in recognition of the achievement of qualitative goals.

     LONG-TERM INCENTIVE PROGRAM. In the 1999-2000 fiscal year, the Committee utilized the grant of nonqualified stock options, under the 1996 Stock Incentive Plan (the "1996 Plan"), to the executive officers in the implementation of its long-term incentive program.

     The nonqualified stock options awarded by the Committee under the 1996 Plan during the 1999-2000 fiscal year as part of the long-term incentive program are generally exercisable one-third per year over the three-year period commencing on the first anniversary of the grant date. The options granted will expire on the tenth anniversary of the date of grant. All options granted become exercisable in the event of the grantee's termination of employment due to death, disability or retirement. Unless the grantee's employment with the Company is terminated for reasons other than death, disability or retirement, the grantee may exercise all exercisable stock options until the date of expiration. All options granted during fiscal year 1999-2000 carry an exercise price at the fair market value on the date of grant.

     THE MEREDITH EXECUTIVE STOCK OWNERSHIP PROGRAM. A stock ownership program has been designed by the Committee utilizing the 1996 Plan. The purpose of the program is to encourage increased Company stock holdings by executives. Target levels of individual stock holdings were established for the participants in the program at one and one-half to six times base pay. Each participant is awarded restricted stock equal to 20% of his or her personal acquisitions of Company stock up to the established target since the last day of the prior year. The incremental stock holdings must be maintained for a specified period of time in order for the restrictions to lapse. The Committee believes this program will provide further incentives to the participants to focus on long-term Company performance and stockholder value. Because Mr. Kerr has met his target ownership, he did not receive any shares of restricted stock under this program during fiscal year 1999-2000. The other named executive officers received an aggregate total of 4,661 shares of restricted stock under this program during fiscal year 1999-2000.

OTHER COMPENSATION

     The CEO and other executive officers are eligible to participate in the Company benefit plans described elsewhere in this Proxy Statement under the terms of those plans and without consideration of achievement of performance standards.

PEER GROUP SELECTION AND COMPARATIVE ANALYSIS

     The Company does not believe that the published indices accurately reflect the mix of businesses in which the Company competes. Therefore, the Company has, in good faith, selected a Peer Group of ten media and television broadcast companies for the purpose of preparing the stockholder performance graph contained elsewhere in this Proxy Statement. Recognizing that there are no other companies that have the exact combination of businesses as the Company, the companies selected for the Peer Group have multimedia businesses primarily with publishing and/or television broadcasting in common with the Company.

     Many of the companies selected for the Peer Group are larger and/or engaged in businesses other than the Company's core businesses. Consequently, for the purposes of compensation comparisons, the Company and the Committee have chosen to use broader media and general industry survey information that includes information on members of the Peer Group. The Committee has attempted to maintain the total compensation for the CEO and other executive officers at a level close to the mid-range of the surveyed groups.

CONCLUSION

     The Committee believes that the Company's executive compensation programs effectively tie executive pay to the performance of the Company and to stockholder value.

                             Mr. Robert E. Lee, Chairman
                             Mr. Frederick B. Henry
                             Mr. Richard S. Levitt
                             Mr. Nicholas L. Reding

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table provides a summary of compensation paid to Mr. Kerr and the other four most highly compensated executive officers of the Company for services rendered to the Company during each of the last three fiscal years.


                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM COMPENSATION
                                              ANNUAL COMPENSATION                AWARDS
                                          --------------------------   -------------------------
                                                                       RESTRICTED
                                                                         STOCK      SECURITIES
                                  FISCAL                                 AWARDS     UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR    SALARY     BONUS    OTHER     (1)(2)    OPTION AWARDS  COMPENSATION (4)
---------------------------       ------  --------  --------  -------  ----------  -------------  ----------------
William T. Kerr                    2000   $650,000  $836,000            $      0      100,000         $21,790
 Chairman and CEO                  1999    615,000   845,624                   0            0          22,840
                                   1998    575,000   718,750             334,113       85,000          18,095

Christopher M. Little              2000   $450,000  $496,756            $ 59,409       45,000         $21,050
 Corporate Senior Vice President   1999    425,000   478,124              24,226       42,000          20,161
 and President -- Publishing       1998    400,000   400,000                   0       94,600          19,649
 Group

Stephen M. Lacy                    2000   $325,385  $340,000            $ 24,426       30,000         $ 9,036
 President -- Interactive and      1999    290,000   326,250              37,379       18,000           6,521
 Integrated Marketing Group (3)    1998    111,058   137,500                   0       35,400             667

John S. Zieser                     2000   $290,000  $307,537  $ 6,040   $ 78,573       24,000         $ 5,528
 Vice President -- General         1999    121,635    54,686   55,408     55,734       18,000               0
 Counsel and Secretary (3)

Leo R. Armatis                     2000   $242,000  $256,636            $      0       17,100         $22,377
 Vice President --                 1999    229,000   257,625                   0       17,100          21,168
 Corporate Relations               1998    214,000   214,000              74,788       34,200          16,189

--------------------------
(1)  Accumulated Restricted Stock:

                                                                AGGREGATE
                                                 SHARES     YEAR-END VALUE ($)
                                                 ------     ------------------
                      William T. Kerr              *                *
                      Christopher M. Little      5,957           $201,049
                      Stephen M. Lacy            1,707             57,611
                      John S. Zieser             3,755            126,731
                      Leo R. Armatis             3,120            105,300

                      *On February 25, 1999, Mr. Kerr and the Company entered
                       into an agreement whereby all of Mr. Kerr's restricted stock (43,200 shares) was exchanged for an equal number of stock equivalents.

     Dividends are paid on reported restricted stock.

(2) Restricted stock awards vest five years after date of grant. The vesting of certain shares of restricted stock also is conditioned upon the continued holding of a corresponding number of shares of common stock.

(3) Mr. Lacy joined the Company in February 1998. Mr. Zieser joined the Company in January 1999.

(4) This column discloses: (a) matching contributions made by the Company equal to 80% of the first 5% of the employee's contributions to the Meredith Savings and Investment Plan, a defined contribution plan available generally to the employees of the Company. The Company made matching contributions to the plan in fiscal year 1999-2000 of $6,800 for Mr. Kerr; $6,800 for Mr. Little; $7,846 for Mr. Lacy; $4,908 for Mr. Zieser and $7,717 for Mr. Armatis; (b) life insurance premiums paid by the Company in fiscal year 1999-2000 on policies that are owned by the employees under split dollar insurance arrangements as follows: Mr. Kerr, $11,300; Mr. Little, $12,400; and Mr. Armatis, $9,800; (c) the premiums paid on term life insurance in fiscal year 1999-2000 as follows: $3,690 for Mr. Kerr; $1,190 for Mr. Lacy; $620 for Mr. Zieser and $4,860 for Mr. Armatis; and
     (d) the amount representing above allowable interest rates paid on deferred compensation, which was $1,850 for Mr. Little in fiscal year 1999-2000.

OPTION GRANTS TABLE

     The following table sets forth certain information with respect to options to purchase shares of the Company's common stock awarded during the 1999-2000 fiscal year to the named executive officers. All options granted were nonqualified options. The option exercise price is equal to the fair market value of the Company's common stock on the date of the grant.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                  REALIZABLE VALUE AT
                                                                                                    ASSUMED ANNUAL
                                                                                                 RATES OF STOCK PRICE
                                   INDIVIDUAL GRANTS                                       APPRECIATION FOR OPTION TERM (3)
----------------------------------------------------------------------------------------   --------------------------------
                         NUMBER OF          % OF TOTAL
                         SECURITIES     OPTIONS GRANTED TO   EXERCISE
                         UNDERLYING        EMPLOYEES IN       OR BASE      EXPIRATION
NAME                  OPTIONS GRANTED     FISCAL YEAR (1)    PRICE ($)       DATE (2)           5% ($)           10% ($)
----                  ---------------   ------------------   ---------   ---------------   ---------------   --------------
William T. Kerr           100,000             12.61%          33.15625   August 11, 2009        2,085,179        5,284,252

Christopher M. Little      45,000              5.67%          33.15625   August 11, 2009          938,330        2,377,914

Stephen M. Lacy            18,000              2.27%          33.15625   August 11, 2009          375,332          951,165
                           12,000              1.51%          25.25000   March 8, 2010            190,555          482,904

John S. Zieser             18,000              2.27%          33.15625   August 11, 2009          375,332          951,165
                            6,000              0.76%          33.15625   August 11, 2009          125,111          317,055

Leo R. Armatis             17,100              2.16%          33.15625   August 11, 2009          356,566          903,607

All Stockholders (4)           --                --                 --                --    1,052,455,522    2,667,128,929

----------------------
(1)  Total options granted to employees during the fiscal year were 793,100.

(2) Options are fully exercisable after death or termination of employment due to disability or retirement through the expiration date. All options become exercisable in installments of one-third on the first three anniversaries of the date of grant except for options with respect to 6,000 shares granted to Mr. Zieser which became exercisable on 8/11/2000 (in accordance with certain performance based acceleration provisions) and options with respect to 12,000 shares granted to Mr. Lacy which become exercisable on 3/8/2003.

(3) As required by the rules of the Securities and Exchange Commission, the dollar amounts under these columns represent the hypothetical gain or "option spread" that would exist for the options based on assumed 5% and 10% annual compounded rates of stock price appreciation over the full option term. The prescribed rates are not intended to forecast possible future appreciation.

(4) All stockholders are shown for comparison purposes only. The realizable value to all stockholders is the aggregate net gain, assuming a starting market price of $33.15625 (the fair market value on August 11, 1999), and appreciation at assumed annual rates of 5% and 10% for a ten-year period.


    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUES

OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table sets forth as to each named executive officer information with respect to the status of all options granted as of June 30, 2000.

                                                                  NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS AT
                                                                  OPTIONS AT FY-END (#)            FY-END ($) (2)
                     SHARES ACQUIRED                          ---------------------------   ---------------------------
NAME                   ON EXERCISE    VALUE REALIZED ($) (1)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                 ---------------  ----------------------  -----------   -------------   -----------   -------------
William T. Kerr               0                    0            482,368        885,000      $10,620,087    $6,293,373
Christopher M. Little         0                    0            374,256        231,200        6,697,796     1,595,994
Stephen M. Lacy               0                    0             21,600         61,800                0       112,688
John S. Zieser                0                    0              6,000         36,000                0        14,250
Leo R. Armatis           13,200              345,263            135,736         47,900        2,310,961        85,328

----------------------
(1) Calculated based on the difference between the exercise price and the fair market value on the date of exercise.

(2) Calculated based on the fair market value of the Company's common stock on June 30, 2000 ($33.75).

                        COMPARISON OF STOCKHOLDER RETURN

     The following graph compares the performance of the Company's common stock during the period July 1, 1995, to June 30, 2000, with the S&P 500 Index and with a revised Peer Group of ten companies and the former Peer Group of twelve companies, engaged in multimedia businesses primarily with publishing and/or television broadcasting in common with the Company.

     The S&P 500 Index includes 500 U.S. companies in the industrial, transportation, utilities and financial sectors and is weighted by market capitalization. The revised Peer Group selected by the Company for comparison, which is also weighted by market capitalization, is comprised of the following:
A. H. Belo Corporation; Gannett Co., Inc.; Hearst-Argyle Television, Inc.; The McGraw-Hill Companies, Inc.; Media General, Inc.; The New York Times Company; Reader's Digest Association Inc.; The E. W. Scripps Company; Tribune Company; and Washington Post Company.

     In an effort to provide greater comparability, this year the Company determined to revise the Peer Group index used in last year's Proxy Statement. The Company has deleted Time Warner Inc. in light of its pending merger with America Online Inc. and because it bears less of a resemblance to the Company in the size, focus and character of its activities. In addition, Lee Enterprises, Inc. has been deleted due to its recent sale of its entire television broadcast business. The revised Peer Group index also reflects the recent acquisition of Times Mirror Company by Tribune Company. The Company has added Hearst-Argyle Television, Inc. to better represent the Company's television broadcast properties. In accordance with rules of the Securities and Exchange Commission, the graph presented below includes comparisons with both the former Peer Group index and the revised Peer Group index. The Company believes that the companies included in the revised Peer Group are more reflective of the Company's business and, therefore, provide a more meaningful comparison of stock performance.

     The graph depicts the results for investing $100 in the Company's common stock, the S&P 500 Index, the revised Peer Group and the former Peer Group at closing prices on June 30, 1995. It assumes that dividends were reinvested.


                              [PLOT POINTS CHART]


                               1995     1996     1997     1998     1999     2000
                              ------   ------   ------   ------   ------   -----

Meredith ..................    $100     166      233      380      283      278
S&P 500 ...................    $100     126      170      221      271      290
Revised Peer Group ........    $100     125      157      220      234      215
Former Peer Group .........    $100     115      146      225      304      302

                  RETIREMENT PROGRAMS AND EMPLOYMENT AGREEMENTS

     The Company maintains separate qualified defined benefit plans for its union and nonunion employees, as well as two nonqualified supplemental pension plans covering certain nonunion employees. Defined benefit plans and the supplemental pension plans are actuarial plans and the amount of the contribution with respect to a specific person cannot readily be separately calculated by the regular actuaries for the plans. The Company makes annual contributions to the qualified plans to the extent permitted by the funding rules of the Internal Revenue Service.

     As of January 1, 2000, the latest date for which information is available, 374 employees participated in the bargaining unit defined benefit plan and 2,388 nonunion employees participated in the nonunion defined benefit plans. Assuming retirement at age 65, estimated annual retirement benefits under the nonunion qualified plan as in effect for the 1999 plan year would be as follows:


                                  PENSION TABLE

                  FINAL                  YEARS OF SERVICE
                 AVERAGE       ------------------------------------
              COMPENSATION        10            15            20
              ------------     --------      --------      --------
               $  400,000      $ 93,552      $140,327      $187,103
                  500,000       118,552       177,827       237,103
                  600,000       143,552       215,327       287,103
                  700,000       168,552       252,827       337,103
                  800,000       193,552       290,327       387,103
                  900,000       218,552       327,827       437,103
                1,000,000       243,552       365,327       487,103
                1,100,000       268,552       402,827       537,103
                1,200,000       293,552       440,327       587,103
                1,300,000       318,552       477,827       637,103
                1,400,000       343,552       515,327       687,103
                1,500,000       368,552       552,827       737,103

     As of January 1, 2000, the credited years of service for individuals listed in the compensation table above are as follows: Mr. William T. Kerr, Chairman and Chief Executive Officer -- 8 years; Mr. Christopher M. Little, Corporate Senior Vice President and President-Publishing Group -- 7 years; Mr. Stephen M. Lacy, President-Interactive and Integrated Marketing Group -- 2 years; Mr. John S. Zieser, Vice President-General Counsel and Secretary -- 1 year; and Mr. Leo R. Armatis, Vice President-Corporate Relations -- 19 years. For 1999, covered compensation for purposes of the supplemental pension plans including bonuses was $1,478,812 for Mr. William T. Kerr; $915,624 for Mr. Christopher M. Little; $782,642 for Mr. John S. Zieser; $626,250 for Mr. Stephen M. Lacy; and $493,125 for Mr. Leo R. Armatis. The compensation includes deferrals under the Deferred Compensation Plan, which are included as compensation under the Replacement and Supplemental plans.

     The Company entered into an agreement effective January 1, 1997, with Mr. Kerr that provides for his employment through December 31, 2001, subject to automatic renewal for subsequent one-year terms. Mr. Kerr receives a minimum annual salary of $550,000 and an incentive bonus determined under the terms of the Company's Management Incentive Plan. The agreement also provides for the grant of nonqualified stock options, information on which is presented elsewhere in this Proxy Statement. In the event Mr. Kerr becomes permanently disabled, his annual base salary will continue to be paid at periodically reduced rates through the period that would have constituted his term of employment, but not beyond April 30, 2006. In addition to participating in the Meredith Employees' Retirement Income Plan, the Meredith Savings and Investment Plan and the Company's supplemental retirement plans, the Company has established a Minimum Supplemental Retirement Benefit Program ("MSRBP") for the benefit of Mr. Kerr. The MSRBP provides for a minimum retirement benefit equal to the benefits Mr. Kerr would have received under the retirement plans of a previous employer offset by benefits accrued under the Company's pension plans. The MSRBP also provides for a death benefit related to the value of the accrued benefit under the MSRBP.

     Mr. Kerr and the other executive officers of the Company have all entered into Severance Agreements with the Company. These agreements provide for the payment to the executive of an amount equal to three times the average annual base salary and incentive compensation paid to the executive during the three fiscal years immediately prior to a change of control of the Company as defined in detail in the agreements. All agreements with the executive officers with respect to grants of nonqualified stock options under the 1996 Plan provide for the vesting of the options in the event of a change of control in accordance with the terms of the 1996 Plan.


          PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1996 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE

     Stockholders are being asked to approve an amendment to the Company's 1996 Stock Incentive Plan (the "1996 Plan") which increases the number of shares of common stock, $1.00 par value, of the Company reserved for issuance under the 1996 Plan. The 1996 Plan, as previously approved by stockholders on November 11, 1996, provides for the reserve of 4,800,000 shares for issuance under the 1996 Plan. The Board of Directors has adopted an amendment to the 1996 Plan to provide for the reserve of an additional 2,500,000 shares of common stock and is submitting such amendment to stockholders for approval in accordance with the terms of the 1996 Plan. Set forth below is a summary of the material terms of the 1996 Plan.

     PURPOSE OF THE 1996 PLAN. The stated purpose of the 1996 Plan is to establish a program of incentives for key managers of the Company which will stimulate, recognize and reward the contribution of key executives toward the achievement of long-range corporate goals and to align the interests of those executives with those of the stockholders. The 1996 Plan also is intended to assist the Company in motivating, attracting and retaining high quality managers.

     SHARES SUBJECT TO PLAN. No more than 4,800,000 (7,300,000 as amended) shares of common stock of the Company may be issued under the 1996 Plan. The number of shares reserved for issuance will be adjusted upon a merger, reorganization, recapitalization, stock dividend, or other change in the corporate structure of the Company affecting the common stock. As of September 1, 2000, 1,115,104 shares remained available for future grants under the Plan. The maximum number of options or stock appreciation rights that may be awarded to a participant during any two-year period is 1,000,000 shares. The maximum number of shares that may be awarded as restricted stock during the term of the 1996 Plan is 480,000 shares.

     ADMINISTRATION. The 1996 Plan is administered by the Compensation/Nominating Committee of the Board (the "Committee"). No member of the Committee may participate in the 1996 Plan or any similar plan while serving on the Committee. Among the powers granted to the Committee are the authority to interpret the 1996 Plan; establish rules and regulations for its operation; select employees to receive awards; determine the size and types of awards; and determine the terms and conditions of such awards. Subject to certain conditions, the Committee also has the power to amend the terms and conditions of any outstanding award.

     ELIGIBILITY AND SELECTION OF PARTICIPANTS. All key employees of the Company, including employees of the Company who are members of the Board of Directors (but excluding directors who are not employees) are eligible to participate in the 1996 Plan. The selection of participants from eligible employees is within the discretion of the Committee.

     AWARDS UNDER THE 1996 PLAN. In structuring the 1996 Plan, the Board of Directors sought to provide for a variety of awards that could be flexibly administered in order to carry out the purposes of the 1996 Plan. Accordingly, the 1996 Plan provides for the grant of any or all of the following types of awards: (i) nonqualified stock options; (ii) incentive stock options; (iii) stock appreciation rights; (iv) restricted stock; and (v) performance shares. The Committee shall determine the nature and amount of each award.

     STOCK OPTIONS. The 1996 Plan authorizes the Committee to grant incentive stock options, nonqualified stock options or a combination thereof to purchase common stock.

     Subject to the limitations on the number of options that may be granted under the 1996 Plan, the Committee shall determine for each option its duration, the terms and conditions to which the exercise of the option is subject, the number of shares which may be purchased and the purchase price per share upon exercise of the option. The purchase price per share may not be less than 100% of the fair market value of such share on the date the option is granted, and no option may be exercised later than the tenth anniversary date of its grant.

     The option price upon exercise may be paid in full either: (i) in cash or its equivalent; (ii) by tender of previously acquired shares; (iii) by a combination of (i) and (ii); (iv) by sale of the shares immediately upon exercise of the option; or (v) such other methods of payment as the Committee deems appropriate.

     STOCK APPRECIATION RIGHTS (SARS). The 1996 Plan authorizes the Committee to grant SARs in relation to a specific stock option (the "Related Option") granted under the 1996 Plan or independently of a stock option. Each SAR with a Related Option entitles a participant to payment equal to the excess of the fair market value of a share of common stock on the exercise date of the SAR over the option price of the Related Option. An independent SAR entitles the participant to payment equal to the excess of the fair market value of a share of common stock on the exercise date of the SAR over the fair market value on the date of the grant. Payment of the SAR shall be in cash or common stock as set forth in the award. Each SAR grant will be subject to the terms and conditions the Committee may impose, but no SAR may be exercised later than the tenth anniversary date of its grant.

     RESTRICTED STOCK. The 1996 Plan authorizes the Committee to grant awards in the form of restricted shares of common stock. Such awards will be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate, subject to the limitations on the number of shares of restricted stock that may be granted under the 1996 Plan.

     PERFORMANCE SHARES. The 1996 Plan authorizes the Committee to grant performance shares to participants. The performance shares will be subject to the terms and conditions as the Committee deems appropriate. Performance shares may be earned in whole or in part if certain goals established by the Committee are achieved over a period of time designated by the Committee.

     OTHER TERMS OF AWARDS. No awards granted under the 1996 Plan shall be transferable, other than by will or the laws of descent and distribution. Further, all options and SARs granted to a participant under the 1996 Plan shall be exercisable during the participant's lifetime only by such participant. The Committee, at the time of granting an award, shall determine what effect the death, disability, retirement or other termination of employment will have on the ability of the participant to exercise or retain the benefits of such award. Notwithstanding the foregoing, the Committee, in its discretion, may permit the transferability of any award under the 1996 Plan to members of the participant's immediate family or trusts or family partnerships for the benefit of such persons, subject to terms and conditions imposed by the Committee.

     NO STOCKHOLDER RIGHTS. No participant who receives an option shall have the right of a stockholder of the Company until he actually acquires shares of common stock upon the exercise of an option.

     CHANGE OF CONTROL. Immediately upon a change of control of the Company all outstanding stock options and stock appreciation rights will become exercisable, all restrictions on restricted stock will lapse and all performance shares will be delivered as if the performance goals had been met.

     DURATION OF PLAN, AMENDMENT AND TERMINATION. The 1996 Plan will continue until all shares subject to the 1996 Plan have been purchased or acquired. No award may be granted on or after September 30, 2006. The Board may amend the 1996 Plan from time to time or terminate the 1996 Plan, however, no amendment may be made without stockholder approval if the amendment materially increases the number of shares of common stock reserved under the 1996 Plan or the maximum number of options or SARs that may be awarded to any participant in any two-year period.

     FEDERAL TAX TREATMENT. Under current U.S. federal tax law, the following are the income tax consequences generally arising with respect to awards under the 1996 Plan.

     A participant who is granted an incentive stock option will not realize any taxable income at the time of the grant or at the time of exercise. Similarly, the Company will not be entitled to any deduction at the time of grant or at the time of exercise. However, the appreciation in value of the stock subject to an incentive stock option will be included in the alternative minimum taxable income in the year of exercise. If the participant makes no disposition of shares acquired pursuant to an incentive stock option within two years from the date of grant and one year from the date of exercise, any gain realized on a subsequent disposition of the shares will be treated as long-term capital gain. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes. If the participant does not hold the shares for the required periods, the participant will recognize ordinary income for the year in which the disposition occurs in the amount (if any) by which the lesser of the fair market value of such shares on the date of the exercise of the option or the amount realized from the sale exceeds the option price and the Company will be entitled to a corresponding deduction.

     A participant who is granted a nonqualified stock option will not have taxable income at the time of grant, but will have taxable income at the time of exercise equal to the difference between the option price and the market value of the shares on the date of exercise. The Company is entitled to a corresponding deduction.

     The grant of an SAR will produce no tax consequences for the participant or the Company. The exercise of an SAR will result in taxable income to the participant, equal to the amount of cash paid to the participant or the fair market value of the shares delivered, as the case may be, and a corresponding deduction to the Company.

     A participant who has been granted an award of restricted shares of common stock will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at the time of the grant. When the restrictions lapse, the participant will recognize taxable income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will be entitled to a corresponding tax deduction.

     A participant who has been granted an award of performance shares of common stock will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at the time of the grant. When the restrictions lapse, the participant will recognize taxable income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will be entitled to a corresponding tax deduction.

     RECOMMENDATION OF THE BOARD OF DIRECTORS. The Board of Directors recommends a vote FOR approval of the proposal to amend the 1996 Plan to increase the number of shares of common stock reserved for issuance thereunder by 2,500,000 shares. All proxies will be voted in favor of the proposal unless a contrary specification is made on the proxy by the stockholder.


                             STOCKHOLDERS' PROPOSALS

     Stockholders wishing to include proposals in the Company's Proxy Statement and form of proxy for the 2001 Annual Meeting of Stockholders must submit the proposals so that they are received by the Company no later than May 28, 2001. The proposals should be addressed to Secretary, Meredith Corporation, 1716 Locust Street, Des Moines, Iowa 50309-3023.

     Pursuant to the Company's Bylaws, stockholders wishing to bring a proposal before the 2001 Annual Meeting of Stockholders (but whose proposals will not be included in the Company's Proxy Statement) must deliver written notice of such proposal in accordance with the requirements of the Bylaws to the Secretary of the Company at the address specified above no later than August 15, 2001, and otherwise comply with the requirements of the Bylaws.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     Upon recommendations of its Audit Committee, the Board of Directors of the Company has selected KPMG LLP as independent public accountants of the Company and its subsidiaries for the fiscal year ending June 30, 2001. KPMG LLP examined the financial statements of the Company and its subsidiaries for the most recently completed fiscal year. Representatives of that firm are expected to be present at the Annual Meeting with an opportunity to make a statement if they so desire and will be available to respond to appropriate questions presented at the meeting by stockholders.

                                FURTHER BUSINESS

     Except as hereinbefore stated, the management knows of no further business intended to be presented at the meeting, but, if any further business properly comes before the meeting, the persons named in the enclosed form of proxy will vote all proxies in accordance with their best judgment using the discretionary authority granted in the proxies.


                                                  JOHN S. ZIESER
                                         VICE PRESIDENT -- GENERAL COUNSEL
                                                  AND SECRETARY

Des Moines, Iowa
September 25, 2000

ZMRD2B                             DETACH HERE



                              MEREDITH CORPORATION


                                  COMMON STOCK

   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MEREDITH CORPORATION
     FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 13, 2000


P R O X Y

FREDERICK B. HENRY, E.T. MEREDITH III and WILLIAM T. KERR, and each of them are hereby appointed proxies of the stockholder(s) signing this card on the reverse side, with power of substitution acting by a majority of proxies present and voting, or if only one proxy is present and voting, then acting by that one, to vote the shares of Meredith Corporation common stock which said stockholder(s) is (are) entitled to vote, at the ANNUAL MEETING OF STOCKHOLDERS to be held at the company's principal executive offices, 1716 Locust Street, Des Moines, Iowa 50309-3023, on Monday, November 13, 2000, at 10:00 A.M., local time, and at any adjournment thereof, with all the powers the signing stockholders would possess if present. The Directors recommend a vote FOR such matters. The proxies are instructed to vote as follows:

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS SHOWN ON THE REVERSE SIDE OF THIS CARD AND AS SET FORTH IN THE NOTICE OF ANNUAL MEETING DATED SEPTEMBER 25, 2000. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE RELATED PROXY STATEMENT.

-------------                                                      -------------
 SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
    SIDE                                                               SIDE
-------------                                                      -------------

   DETACH CARD BELOW, SIGN, DATE AND MAIL IN POSTAGE-PAID ENVELOPE PROVIDED.



                           [LOGO] MEREDITH CORPORATION



          PLEASE ACT PROMPTLY, SIGN, DATE & MAIL YOUR PROXY CARD TODAY.





ZMRD2A                             DETACH HERE


[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.


1. Election of four Class II Directors for terms expiring in 2003, as provided in the Bylaws of the Company:
     NOMINEES: (01) Herbert M. Baum, (02) Frederick B. Henry, (03) William T. Kerr and (04) Nicholas L. Reding
   Election of one Class III Director for a term expiring in 2001, as provided in the Bylaws of the Company:
     NOMINEE: (05) Mell Meredith Frazier
          FOR [ ]         [ ] WITHHELD


[ ]
    --------------------------------------
    For all nominees except as noted above


2. Consideration and acting upon a proposal to approve an amendment to the Company's 1996 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 2,500,000 shares.

                                                  FOR     AGAINST     ABSTAIN

                                                  [ ]       [ ]         [ ]


3. In its discretion, upon such other matters as may properly come before the meeting.



MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                            [ ]

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized official. If a partnership, please sign in partnership name by an authorized person.

Signature: _______________ Date: ______  Signature: _______________ Date: ______

ZMR31B                             DETACH HERE



                              MEREDITH CORPORATION


                              CLASS B COMMON STOCK

   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MEREDITH CORPORATION
     FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 13, 2000


P R O X Y

FREDERICK B. HENRY, E.T. MEREDITH III and WILLIAM T. KERR, and each of them are hereby appointed proxies of the stockholder(s) signing this card on the reverse side, with power of substitution acting by a majority of proxies present and voting, or if only one proxy is present and voting, then acting by that one, to vote the shares of Meredith Corporation Class B common stock which said stockholder(s) is (are) entitled to vote, at the ANNUAL MEETING OF STOCKHOLDERS to be held at the company's principal executive offices, 1716 Locust Street, Des Moines, Iowa 50309-3023, on Monday, November 13, 2000, at 10:00 A.M., local time, and at any adjournment thereof, with all the powers the signing stockholders would possess if present. The Directors recommend a vote FOR such matters. The proxies are instructed to vote as follows:

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS SHOWN ON THE REVERSE SIDE OF THIS CARD AND AS SET FORTH IN THE NOTICE OF ANNUAL MEETING DATED SEPTEMBER 25, 2000. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE RELATED PROXY STATEMENT.

-------------                                                      -------------
 SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
    SIDE                                                               SIDE
-------------                                                      -------------

   DETACH CARD BELOW, SIGN, DATE AND MAIL IN POSTAGE-PAID ENVELOPE PROVIDED.



                           [LOGO] MEREDITH CORPORATION



          PLEASE ACT PROMPTLY, SIGN, DATE & MAIL YOUR PROXY CARD TODAY.





ZMR31A                            DETACH HERE


[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.


1. Election of four Class II Directors for terms expiring in 2003, as provided in the Bylaws of the Company:
     NOMINEES: (01) Herbert M. Baum, (02) Frederick B. Henry, (03) William T. Kerr and (04) Nicholas L. Reding
   Election of one Class III Director for a term expiring in 2001, as provided in the Bylaws of the Company:
     NOMINEE: (05) Mell Meredith Frazier
          FOR [ ]         [ ] WITHHELD


[ ]
    --------------------------------------
    For all nominees except as noted above


2. Consideration and acting upon a proposal to approve an amendment to the Company's 1996 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 2,500,000 shares.

                                                  FOR     AGAINST     ABSTAIN

                                                  [ ]       [ ]         [ ]


3. In its discretion, upon such other matters as may properly come before the meeting.



MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                            [ ]

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized official. If a partnership, please sign in partnership name by an authorized person.

Signature: _______________ Date: ______  Signature: _______________ Date: ______